Exhibit 19.1

Star Holdings Insider Trading Compliance Policy and Procedures Federal and state laws prohibit trading in the securities of a company while in possession of material nonpublic information and in breach of a duty of trust or confidence. These laws also prohibit anyone who is aware of material nonpublic information from providing this information to others who may trade. Star Holdings (together with its subsidiaries, the “Trust”) requires its personnel to comply at all times with federal laws and regulations governing insider trading. Violating such laws can undermine investor trust, harm the reputation and integrity of, and result in dismissal from the Trust or even serious criminal and civil charges against the individual and the Trust. The Trust reserves the right to take whatever disciplinary or other measure(s) it determines in its sole discretion to be appropriate in any particular situation, including disclosure of wrongdoing to governmental authorities. Persons Covered and Administration of Policy This Insider Trading Compliance Policy and Procedures (this “Policy”) applies to all officers, trustees and employees of the Trust. For purposes of this Policy, “officers” refer to those individuals who meet the definition of “officer” under Section 16 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Individuals subject to this Policy are responsible for ensuring that members of their household comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, limited liability companies, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy as if they were for the individual’s own account. The Trust may determine that this Policy applies to additional persons with access to material nonpublic information, such as contractors or consultants. Officers, trustees and employees, together with any other person designated as being subject to this Policy by the Chief Compliance Officer or his or her designee (the “Compliance Officer”), are referred to collectively as “Covered Persons.” Questions regarding the Policy should be directed to the Compliance Officer, who is responsible for the administration of this Policy. Policy Statement Unless otherwise permitted by this Policy, no Covered Person shall: • purchase, sell, gift or otherwise transfer any security of the Trust while in possession of material nonpublic information about the Trust; • purchase, sell, gift or otherwise transfer any security of any other company while in possession of material nonpublic information about the other company obtained in connection with your employment by or service to the Trust; • directly or indirectly communicate material nonpublic information to anyone outside the Trust unless in accordance with the Trust’s policies regarding confidential information); or

• directly or indirectly communicate material nonpublic information to anyone within the Trust except on a “need-to-know” basis. “Securities” includes stocks, bonds, notes, debentures, options, warrants, equity and other convertible securities, as well as derivative instruments. “Purchase” and “sale” are defined broadly under the federal securities law. “Purchase” includes not only the actual purchase of a security, but also any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but also any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, transfers, gifts, and acquisitions and exercises of warrants or puts, calls, pledging and margin loans, or other derivative securities. The laws and regulations concerning insider trading are complex, and Covered Persons are encouraged to seek guidance from the Compliance Officer prior to considering a transaction in Trust securities. Blackout Periods No (i) trustee or executive officer of the Trust, their respective assistants and affiliated persons, (ii) officer of the Trust with the title Vice President or above, their assistants and affiliated persons, and (iii) such other persons as may be designated from time to time and informed of such status by the Compliance Officer (as well as any individual or entity covered by this Policy by virtue of their relationship to such trustee, officer or employee described in (i)-(iii) above) shall purchase or sell any security of the Trust during the period beginning on the 22nd calendar day of the third month of any fiscal quarter of the Trust and ending after completion of the second business day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Trust, such period, a “blackout period.” If, for example, the Trust were to make an announcement on Monday, Wednesday generally would be the first day on which a Covered Person could trade. If an announcement is made on Friday, Tuesday generally would be the first day. If you have any question as to whether information is publicly available, please direct an inquiry to the Compliance Officer. These prohibitions do not apply to: • purchases of the Trust’s securities from the Trust, or sales of the Trust’s securities to the Trust; • exercises of stock options or other equity awards or the surrender of shares to the Trust in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, in each case, that do not involve a market sale of the Trust’s securities (the “cashless exercise” of a Trust stock option or other equity award through a broker does involve a market sale of the Trust’s securities, and therefore would not qualify under this exception);

• bona fide gifts of the Trust’s securities, unless the individual making the gift knows, or is reckless in not knowing, the recipient intends to sell the securities while the donor is in possession of material nonpublic information about the Trust; provided, however, that prior to making any such bona fide gift during a blackout period, the individual making the gift must provide the Compliance Officer with a written representation that, to the best of his or her knowledge, the donee is not intending an immediate sale of such securities; • purchases or sales of the Trust’s securities made pursuant to a plan adopted to comply with the Exchange Act Rule 10b5-1 (“Rule 10b5-1”); or • transactions under a non-Rule 10b5-1 trading arrangement as defined in Item 408(c) of Regulation S-K. Exceptions to the blackout period policy may be approved by the Compliance Officer or, in the case of exceptions for trustees, the Board of Trustees. The Compliance Officer may recommend that trustees, officers, employees or others suspend trading in Trust securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above, all of those individuals affected should not trade in the Trust’s securities while the suspension is in effect, and should not disclose to others that the Trust has suspended trading. Preclearance of Trades by Trustees, Officers and Employees All transactions in the Trust’s securities by (i) trustees and executive officers of the Trust, their assistants and affiliated persons, (ii) officers of the Trust with the title Vice President or above, their assistants and affiliated persons, and (iii) such other persons as may be designated from time to time and informed of such status by the Compliance Officer (each, a “Preclearance Person”) must be precleared by the Compliance Officer or the Chief Financial Officer for transactions by the Compliance Officer. Preclearance should not be understood to represent legal advice by the Trust that a proposed transaction complies with the law. A request for preclearance must be in writing, should be made at least two business days in advance of the proposed transaction, and should include the identity of the Preclearance Person, a description of the proposed transaction, the proposed date of the transaction, and the number of shares or other securities involved. In addition, the Preclearance Person must execute a certification that he or she is not aware of material nonpublic information about the Trust. The Compliance Officer, or the Chief Financial Officer for transactions by the Compliance Officer, shall have sole discretion to decide whether to clear any contemplated transaction. All trades that are precleared must be effected within five business days of receipt of the preclearance. A precleared trade (or any portion of a precleared trade) that has not been effected during the five business day period must be submitted for preclearance determination again prior to execution. Notwithstanding receipt of preclearance, if the Preclearance Person becomes aware of material nonpublic information, or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed. Transactions under a previously established Rule 10b5-1 Trading Plan that has been preapproved in accordance with this Policy are not subject to further preclearance. None of the Trust, the Compliance Officer, or the Trust’s other employees will have any liability for any delay in reviewing, or refusal of, a request for preclearance. Material Nonpublic Information Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell, or hold a security, or if the information is likely to have a significant effect on the market price of the security. Material information can be positive or negative, and can relate to virtually any aspect of a company’s business or to any type of security, debt, or equity. Also, information that something is likely to happen in the future—or even just that it may happen—could be deemed material. Examples of material information may include (but are not limited to) information about: • dividends or stock splits; • significant tenant developments; • corporate earnings or earnings forecasts; • possible mergers, acquisitions, tender offers, or dispositions; • important business developments, such as developments regarding strategic collaborations; • management or control changes; • significant financing developments including pending public sales or offerings of debt or equity securities; • defaults on borrowings; • bankruptcies; • cybersecurity or data security incidents; and • significant litigation or regulatory actions. Information is “nonpublic” if it is not available to the general public. In order for information to be considered “public,” it must be widely disseminated in a manner that makes it generally available to investors in a Regulation FD-compliant method, such as through a press release, a filing with the U.S. Securities and Exchange Commission (the “SEC”) or a Regulation FD-compliant conference call. The Compliance Officer shall have sole discretion to decide whether information is public for purposes of this Policy. The circulation of rumors, even if accurate and reported in the media, does not constitute public dissemination. In addition, even after a public announcement, a reasonable period of time may need to lapse in order for the market to react to the information. Generally, the passage of two full trading days following release of the information to the public, is a reasonable waiting period before such information is deemed to be public. Post-Termination Transactions If an individual is in possession of material nonpublic information when the individual’s service terminates, the individual may not trade in the Trust’s securities until that information has become public or is no longer material. Prohibited Transactions The Trust has determined that there is a heightened legal risk and the appearance of improper or inappropriate conduct if persons subject to this Policy engage in certain types of transactions. Therefore, Covered Persons shall comply with the following policies with respect to certain transactions in the Trust’s securities. Short Sales Short sales of the Trust’s securities are prohibited by this Policy. Short sales of the Trust’s securities, or sales of shares that the insider does not own at the time of sale, or sales of shares against which the insider does not deliver the shares within 20 days after the sale, evidence an expectation on the part of the seller that the securities will decline in value, and, therefore, signal to the market that the seller has no confidence in the Trust or its short-term prospects. In addition, Section 16(c) of the Exchange Act prohibits Section 16 reporting persons (i.e., trustees, officers, and the Trust’s 10% stockholders) from making short sales of the Trust’s equity securities. Options Transactions in puts, calls, or other derivative securities involving the Trust’s equity securities, on an exchange, on an over-the-counter market, or in any other organized market, are prohibited by this Policy. A transaction in options is, in effect, a bet on the short-term movement of the Trust’s stock and, therefore, creates the appearance that a Covered Person is trading based on material nonpublic information. Transactions in options, whether traded on an exchange, on an over-the-counter market, or any other organized market, also may focus a Covered Person’s attention on short-term performance at the expense of the Trust’s long-term objectives. Hedging Transactions Hedging transactions involving the Trust’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Trust’s equity securities, are prohibited by this Policy. Such transactions allow the Covered Person to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the Covered Person may no longer have the same objectives as the Trust’s other stockholders.

Margin Accounts and Pledging Individuals are prohibited from pledging Trust securities as collateral for a loan, purchasing Trust securities on margin (i.e., borrowing money to purchase the securities), or placing Trust securities in a margin account. This prohibition does not apply to cashless exercises of stock options under the Trust’s equity plans, nor to situations approved in advance by the Trust's Board of Trustees. The Trust's Board of Trustees may make exceptions on a case-by-case basis in circumstances where an individual clearly demonstrates the financial capacity to meet a margin call. Partnership Distributions Nothing in this Policy is intended to limit the ability of an investment fund, venture capital partnership or other similar entity with which a trustee is affiliated to distribute Trust securities to its partners, members, or other similar persons. It is the responsibility of each affected trustee and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances, and applicable securities laws. Rule 10b5-1 Trading Plans The trading restrictions set forth in this Policy, other than those transactions described under “Prohibited Transactions,” do not apply to transactions under a trading plan (a “Trading Plan”) that: • satisfies the conditions of Rule 10b5-1 or the elements of a non-Rule 10b5-1 trading arrangement as defined in Item 408(c) of Regulation S-K; and • has been submitted to and preapproved by the Compliance Officer. The Compliance Officer may impose such other conditions on the implementation and operation of the Trading Plan as the Compliance Officer deems necessary or advisable. Individuals may not adopt more than one Trading Plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to preapproval by the Compliance Officer. An individual may only modify a Trading Plan outside of a blackout period and, in any event, when the individual does not possess material nonpublic information. Modifications to and terminations of a Trading Plan are subject to preapproval by the Compliance Officer. The Trust reserves the right to publicly disclose, announce, or respond to inquiries from the media regarding the adoption, modification, or termination of a Trading Plan, or the execution of transactions made under a Trading Plan. The Trust also reserves the right from time to time to suspend, discontinue, or otherwise prohibit transactions under a Trading Plan if the Compliance Officer or the Board of Trustees, in its discretion, determines that such suspension, discontinuation, or other prohibition is in the best interests of the Trust. Compliance of a Trading Plan with the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, and none of the Trust, the Compliance Officer, or the Trust’s other employees assumes any liability for any delay in reviewing and/or refusing to approve a Trading Plan submitted for approval, nor the legality or consequences relating to a person entering into, informing the Trust of, or trading under, a Trading Plan. Interpretation, Amendment, and Implementation of this Policy The Compliance Officer shall have the authority to interpret and update this Policy and all related policies and procedures. In particular, such interpretations and updates of this Policy, as authorized by the Compliance Officer, may include amendments to or departures from the terms of this Policy, to the extent consistent with the general purpose of this Policy and applicable securities laws. Actions taken by the Trust, the Compliance Officer, or any other Trust personnel do not constitute legal advice, nor do they insulate you from the consequences of noncompliance with this Policy or with securities laws. Certification of Compliance All trustees, officers, employees and others subject to this Policy may be asked periodically to certify their compliance with the terms and provisions of this Policy.